CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Amendment No. 3 to Form SB-2 of our report dated July 25, 2005, relating to the financial statements of MailTec, Inc. as of March 31, 2005, and the year ended March 31, 2005, the period February 9, 2004 (inception) to March 31, 2004, and the period February 9, 2004
(inception) to March 31, 2005 and the reference to our firm as experts in the Registration Statement.



/s/Stark Winter Schenkein & Co., LLP

January 17, 2006, 2005

Denver, Colorado